UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	August 3, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P., entered into a purchase and sale agreement (“the Agreement”) to purchase 100% of the fee simple interest of Savannah at Citrus Park Apartments (“Savannah”), a 264 unit multifamily apartment community located in Tampa, Florida, from SCP Apartments, L.L.C. and Madison-Clinton-Tampa, L.L.C. (collectively, the “Seller”). The Seller is an unaffiliated third party. The purchase price is $27,520,000, and is subject to normal operating prorations, apportionments and adjustments as provided for in the Agreement. Additionally, the cash portion of the purchase price shall be reduced by the $15,720,000 principal balance of the existing first mortgage loan (the “Existing Loan”) to be assumed by the Registrant, subject to the obtaining of all necessary approvals from the lender under the Existing Loan. The remaining balance of the purchase price will be paid from available cash.

The Agreement provides for an inspection period (“Inspection Period”), during which the Registrant, upon reasonable notice to the Seller, may enter the property to perform due diligence activities. The Inspection Period ends on August 15, 2005, or on September 1, 2005 in the event the Registrant has not obtained agreement from the lender for desired changes to loan documentation of the Existing Loan by August 15, 2005. The Agreement contains a right of termination, which provides the Registrant the option to terminate the Agreement for cause, including certain title, survey, zoning, environmental, contractual and assumption of the Existing Loan matters, as described more fully therein. If the Registrant terminates for any reason other than for cause, as described, the deposit of $500,000 paid by the Registrant at execution of the Agreement shall be forfeited to the Seller. The termination right expires contemporaneously with the expiration of the Inspection Period.

The Agreement calls for a closing on the sale of the Savannah interest to take place on or before 30 days after the expiration of the Inspection Period or the Registrant’s receipt of notice of approval from the lender under the Existing Loan, whichever is later. The Registrant has until October 1, 2005 to obtain necessary approvals from the lender under the Existing Loan, except that the approval period may be extended by an additional 30 days upon written notice to and payment of an additional deposit to the Seller. The Agreement also requires the Registrant to indemnify the Seller from any and all liabilities, claims, costs and expenses arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Inspection Period.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1

Purchase and Sale Agreement between SCP Apartments, L.L.C., and Madison - Clinton - Tampa, L.L.C., each an

Alabama limited liability company and Berkshire Income Realty – OP, L.P., a Delaware limited partnership or its nominee, dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: August 9, 2005	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Principle Accounting Officer